Luxfer Announces Date of First Quarter 2022 Earnings Release

MILWAUKEE, WI, April 11, 2022 -- Business Wire -- Luxfer Holdings PLC (NYSE: LXFR) (“Luxfer” or the “Company”), a global industrial company innovating niche applications in materials engineering, will release financial results for the first quarter of 2022 after the market closes on Monday, April 25, 2022. Luxfer management will host a conference call at 8:30 a.m. U.S. Eastern Daylight Time (EDT) on Tuesday, April 26, 2022 to review the Company’s quarterly results.

Conference Call and Webcast Information
The conference call can be accessed by dialing (866) 342-8591 or (203) 518-9822 for participants outside the U.S., using the conference ID code LXFRQ122. Please dial in at least 15 minutes prior to the start of the call to register.

Please use the following link to access the webcast of the conference call:
https://event.on24.com/wcc/r/3739497/F9C20A952109320D2B3D835F00E5A6E5

A recording of the conference call will be available for replay two hours after the completion of the call and will remain accessible through May 10, 2022 at midnight EDT. To access the recording, please dial (800) 839-5687 or (402) 220-2569 for participants outside the U.S.

Slides used in the presentation and a recording of the call will be available under the investor relations section of the Luxfer website at www.luxfer.com.

About Luxfer Holdings PLC
Luxfer is a global industrial company innovating niche applications in materials engineering. Using its broad array of proprietary technologies, Luxfer focuses on value creation, customer satisfaction, and demanding applications where technical know-how and manufacturing expertise combine to deliver a superior product. Luxfer’s high-performance materials, components, and high-pressure gas containment devices are used in defense and emergency response, healthcare, transportation, and general industrial applications. For more information, please visit www.luxfer.com.

Luxfer is listed on the New York Stock Exchange and its ordinary shares trade under the symbol LXFR.

Contact Information
Michael Gaiden
Vice President of Investor Relations
(414) 982-1663
Michael.Gaiden@Luxfer.com